UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 18, 2009

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Star Gold Corp.

(Name of Small Business issuer in its charter)

   Nevada                                                 000-52711                                    Applied for

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

               6240 East Seltice Way Suite C, Post Falls, Idaho, USA 83854

 (Address of principal executive offices)

                                                                      208- 755-5374

(Registrant’s telephone number)

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Entry into a Material Definitive Agreement, Financial Statements and Exhibits

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2008,  Star Gold Corp. formerly Elan Development, Inc. (the "Registrant") executed a property purchase agreement (the "Agreement") with MinQuest, Inc. ("MinQuest") granting the Registrant the right to acquire 100% of the mining interests of one Nevada mineral exploration property currently controlled by MinQuest, a natural resource exploration company. The property named the Excalibur Property (“ the Property"). The Property is located in Mineral County Nevada and currently consists of 8 unpatented mining claims. On June 18, 2009 Star Gold Corp. and MinQuest entered into an amending agreement to add an additional 42 Claims surrounding the current 8 claims, expanding the total claims to 50 claims held under the original purchase agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

10.1 Amending Agreement Between Star Gold Corp. and MinQuest, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Lindsay Gorrill

President and Director

June 22, 2008